Exhibit 10.6

SHOCKWAVE MEDICAL, INC. 2019 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Except as otherwise indicated, any capitalized term used but not defined in this Notice of Performance-Based Restricted Stock Unit Award (this “Notice”) shall have the meaning ascribed to such term in the Shockwave Medical, Inc. 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”).

Name:
Address:

The undersigned Participant has been granted an Award of Performance-Based Restricted Stock Units (the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached Performance-Based Restricted Stock Unit Agreement, including any country-specific appendix attached hereto (the “Agreement”).

Target Number of Performance-Based Restricted Stock Units (“Total Target PRSUs”):

Date of Grant:

Dividend Equivalents:	Not Included

Performance Conditions:

The actual number of Performance-Based Restricted Stock Units that may be earned will be between 0% and 200% of the Total Target PRSUs, based upon achievement of the performance conditions set forth in Annex A

Performance Measurement Period

With respect to 50% of the Total Target PRSUs, January 1, 2022 through December 31, 2023 (the “First Measurement Period”)

With respect to the remaining 50% of the of the Total Target PRSUs, January 1, 2022 through December 31, 2024 (the “Second Measurement Period”, and together with the First Measurement Period, the “Measurement Periods”)

Vesting Schedule:	The Award will vest in accordance with the schedule set forth in Annex A

1

SHOCKWAVE MEDICAL, INC. 2019 EQUITY INCENTIVE PLAN

GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Plan, the Administrator of the Plan hereby grants to the Participant named in the Notice to which this Agreement is attached, an Award, subject to the terms of the Notice, this Agreement and the Plan, effective as of the Date of Grant set forth in the Notice (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Notice or the Plan.

1.Grant of Award.  Each Award of Performance-Based Restricted Stock Units shall represent the unsecured right to receive one Share upon the vesting of such Performance-Based Restricted Stock Unit, subject to certain restrictions, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The target number of Performance-Based Restricted Stock Units is set forth in the Notice.

2.Performance and Vesting Schedule. Subject to Section 1, the Award shall be eligible to become Earned PRSUs (as defined in Annex A) and vest pursuant to the terms and schedule set forth in Annex A.

3.Termination of Service.  Unless otherwise provided in any employment, severance or similar contract with the Participant, in the event of Participant’s Termination of Service for any reason, any Performance-Based Restricted Stock Units that have not become Earned PRSUs and vested as of the date of such Termination of Service will be forfeited and Participant will have no right to the forfeited Performance-Based Restricted Stock Units or the underlying Shares.

4.Change in Control. In the event of a “merger or Change in Control” (within the meaning of Section 15(c) of the Plan), the Performance-Based Restricted Stock Units will be treated in accordance with Section 15(c) of the Plan, subject to Section 2 of Annex A.

5.Voting Rights. Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Performance-Based Restricted Stock Units unless and until Participant becomes the record owner of the Shares underlying the Performance-Based Restricted Stock Units.

6.Dividend Equivalents. If dividend equivalents are included in this Award, as determined by the Administrator and indicated in the Notice, and a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the Performance-Based Restricted Stock Units are distributed to Participant pursuant to this Agreement, Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that Participant would have received had the Shares that are actually earned and issued pursuant to this Award been held by Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable vesting date of the corresponding Performance-Based Restricted Stock Units. For clarity, no Dividend Equivalent will be paid with respect to any Performance-Based Restricted Stock Units that are forfeited.

7.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the Performance-Based Restricted Stock Units, the Company shall deliver to Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable vesting date, one Share for each vested Performance-Based Restricted Stock Unit.  Upon the delivery of Shares pursuant to this Agreement, the Shares delivered shall be fully assignable, alienable, saleable and transferrable by Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

8.Responsibility for Taxes.

(a)Participant acknowledges that, regardless of any action taken by the Company or if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Performance-Based Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any Dividend Equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(1)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(2)withholding from proceeds of the sale of Shares acquired upon settlement of the Performance-Based Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(3)withholding in Shares to be issued upon settlement of the Performance-Based Restricted Stock Units, provided, however, that if Participant is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, then the Administrator (as constituted in accordance with Rule 16b-3 under the U.S. Securities and Exchange Act of 1934, as amended) shall establish the method of withholding from alternatives (a)-(c) herein and, if the Administrator does not exercise its discretion prior to the Tax-Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above in advance of any taxable or tax withholding event, as applicable, and in the absence of Participant’s timely election, the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, or the Administrator (as constituted in accordance with Rule 16b-3 under the U.S. Securities and Exchange Act of 1934, as amended) may determine that a particular method be used to satisfy any obligations for Tax‑Related Items; or

(4)any other method of withholding determined by the Company and permitted by applicable law.

(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the relevant Participant jurisdiction(s), in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Performance-Based Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

9.Deferral of Compensation.  Notwithstanding any provision of the Plan or the Agreement to the contrary, this Award is intended to be exempt from Code Section 409A; provided that the Company does not guarantee to Participant any particular tax treatment of the Performance-Based Restricted Stock Units.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. Notwithstanding anything in this Section 9 to the contrary, to avoid a prohibited acceleration under Code Section 409A, if Shares subject to Performance-Based Restricted Stock Units will be withheld (or sold on Participant’s behalf) to satisfy any Tax Related Items arising prior to the date of settlement of the Performance-Based Restricted Stock Units for any portion of the Performance-Based Restricted Stock Units that is considered nonqualified deferred compensation subject to Code Section 409A, then the number of Shares withheld (or sold on Participant’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items.

10.Nature of Grant.  In accepting the Award, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Award is voluntary, exceptional and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted in the past;

(c)all decisions with respect to future Award grants or other grants, if any, will be at the sole discretion of the Company;

(d)Participant is voluntarily participating in the Plan;

(e)the Performance-Based Restricted Stock Units and the Shares subject to the Performance-Based Restricted Stock Units are not intended to replace any pension rights or compensation;

(f)the Performance-Based Restricted Stock Units and the Shares subject to the Performance-Based Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

(g)in the event that Participant is not an employee of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company;

(h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance-Based Restricted Stock Units resulting from Participant’s Termination of Service (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and, in consideration of the grant of the Performance-Based Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer, or any Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j)for purposes of the Performance-Based Restricted Stock Units, Participant’s employment or service relationship will be considered terminated as of the date Participant is no longer actively providing services to the Company, the Employer or a Subsidiary (the “Termination Date”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and, unless otherwise expressly provided in the Agreement or determined by the Company, Participant’s right to vest in the Performance-Based Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Performance-Based Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence); and

(k)neither the Company, the Employer, nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance-Based Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Performance-Based Restricted Stock Units or the subsequent sale of any Shares.

11.Data Privacy Information and Consent.

(a)Data Collection and Usage.  The Company or the Employer may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, office address (including department and employing entity) and telephone number, e-mail address, date of birth, citizenship, country of residence at the time of grant, work location country, system employee ID, employee local ID, employment status (including international status code), supervisor (if applicable), job code, job title, salary, bonus target and bonuses paid (if applicable), termination date and reason, tax payer’s identification number, tax equalization code, US Green Card holder status, contract type (single/dual/multi), social insurance number, passport or other identification number (e.g., resident registration number), nationality, any directorships held in the Company, any shares of stock held, details of all Performance-Based Restricted Stock Units or any other equity awards granted, canceled, forfeited, exercised, vested, unvested or outstanding with respect to Participant, estimated tax withholding rate, brokerage account number (if applicable), and brokerage fees (“Data”), for the purposes of implementing, administering and managing the Plan.  The legal basis, where required, for the processing of Data is the Company's legitimate business interest of providing discretionary benefits under the Plan to Participant.

(b)Stock Plan Administration Service Providers.  The Company may transfer Data to third parties, including E*Trade Corporate Financial Services, Inc. and E*Trade Securities LLC (“E*Trade”), who assists the Company with the implementation, administration and management of the Plan.  The Company may select different service providers or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)International Data Transfers.  The Company and its service providers are based in the United States.  Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Company’s legitimate business interest of providing discretionary benefits under the Plan to Participant.

(d)Data Retention.  The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws.

(e)Voluntariness and Consequences of Consent Denial or Withdrawal.  Participation in the Plan is voluntary and Participant is providing the accepting the Performance-Based Restricted Stock Units on a purely voluntary basis.  The processing activity is pursuant to the Company’s legitimate business interest of providing the benefits under the Plan to Participant.  Participant may opt out of such processing, although this would mean that the Company could not grant Performance-Based Restricted Stock Units under the Plan to Participant.  For questions about opting out, Participant should contact the Company’s General Counsel, Haj Tada.

(f)Data Subject Rights.  Participant may have a number of rights under data privacy laws in Participant’s jurisdiction.  Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data.  To receive clarification regarding these rights or to exercise these rights, Participant can contact the Company’s General Counsel, Haj Tada.

(g)Electronic Acceptance.  By accepting the Performance-Based Restricted Stock Units and indicating consent via the Company’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and further consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

12.Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver the Agreement, the Plan, account statements, Plan prospectuses and any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Administrator and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

14.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE AWARD PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER

ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

15.Transferability. Except as may be permitted by the Administrator, neither the Award nor any right under the Award shall be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and any attempt to sell, pledge, assign, hypothecate or otherwise transfer the Award or any right under the Award, other than as permitted by the Administrator, shall be void and of no effect. This provision shall not apply to any portion of the Award that has been fully settled, and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.

16.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

17.Clawback or Recoupment.  This Award shall be subject to any clawback or recoupment policies that the Company may have in place from time to time, including any such policy implemented to comply with Section 10D of the Exchange Act or any other applicable law or regulation, or implemented discretionarily by the Company. Any such clawback or recoupment policy may require the forfeiture or cancellation of all or any portion of this Award, or the repayment of any Shares (or the value thereof) previously distributed to the Participant in respect of this Award upon the occurrence of specified events.

18.Language.  If Participant has received the Agreement, including a country-specific appendix thereto, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Insider Trading/Market Abuse Laws.  Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., the Award) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

20.Foreign Asset/Account Reporting Requirements.  Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside his or her country.  Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and he or she should speak to his or her personal advisor on this matter.

21.Lock-Up Agreement.

(a)Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

(b)Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 19 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period.  Participant agrees that any transferee of the Award shall be bound by this Section 20.

22.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

23.Country-Specific Appendix.  The Performance-Based Restricted Stock Units shall be subject to the additional terms and conditions set forth in the appendix attached hereto for Participant’s country, if any.  Moreover, if Participant relocates to one of the countries included in the appendix during the life of the Award, the terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The appendix constitutes part of this Agreement.

24.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on Participant shall be effective unless signed in writing by or on behalf of the Company and Participant; provided that the Company may amend or modify this Agreement without Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

25.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Participant.

26.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and Participant and their respective heirs, successors, legal representatives, and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

27.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s or Participant’s Employer’s mandatory dispute resolution procedures, if any, as may be in effect from time to time.

28.Governing Law; Venue. The Award as well as the terms and conditions set forth in the Plan and/or matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

29.Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other Participant.

30.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, undertakings, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

31.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either Participant or the Award pursuant to this Agreement.

[Signature Page Follows]

Participant Acknowledgment.  Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions of the Notice, this Agreement and the Plan.  Participant has reviewed the Notice, this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Notice, this Agreement or the Plan.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	SHOCKWAVE MEDICAL, INC.

Signature	By:
Name:
Print Name	Title:

Residence Address

Email Address

ANNEX A

Performance Goals and Vesting Schedule

The Performance-Based Restricted Stock Units (“PRSUs”) shall be eligible to be earned in two tranches, based on the Company’s achievement of the CAGR (as defined herein) performance goal set forth in this Annex A (the “Performance Goal”) for the applicable Measurement Period as follows:

	Target Number of PRSUs	Relevant Dates of Measurement
First Measurement Period	50% of Total Target PRSUs	January 1, 2022 through December 31, 2023
Second Measurement Period	50% of Total Target PRSUs	January 1, 2022 through December 31, 2024

1.

Earned PRSUs.  The number of PRSUs that will be earned and become “Earned PRSUs” will be based on the Company’s CAGR (as defined herein) over the First Measurement Period and the Second Measurement Period, as set forth in the table below. “CAGR” means the compound annual growth rate of revenue, which will be the percentage increase in the annual growth rate of revenue as determined by the Committee during the relevant Measurement Period.  The number of Earned PRSUs for each Measurement Period shall be determined in accordance with the following formula:

Target Number of PRSUs for Applicable Measurement Period	x	Achievement Percentage	=	Number of Earned PRSUs for Applicable Measurement Period

The “Achievement Percentage” means a percentage between 0% and 200% that will be determined based on the level of performance attained for each Measurement Period against the Performance Goals set forth below.

Performance Goal
	Threshold Performance (Achievement Percentage is 50%)	Target Performance (Achievement Percentage is 100%)	Maximum Performance (Achievement Percentage is 200%)
First Measurement Period	40% CAGR	50% CAGR	60% CAGR
Second Measurement Period	35% CAGR	40% CAGR	45% CAGR

If the achieved CAGR for a Measurement Period is less than the Threshold Performance amount, then the Achievement Percentage shall be zero for that Measurement Period; if the achieved CAGR for a Measurement Period is equal to the Threshold Performance amount, then the Achievement Percentage shall be 50% for that Measurement Period; if the achieved CAGR for a Measurement Period is equal to the Target Performance amount, then the Achievement Percentage shall be 100% for that Measurement Period; and if the achieved CAGR for a Measurement Period is equal to or greater than the Maximum Performance amount, then the Achievement Percentage shall be 200% for that Measurement Period.  Notwithstanding the foregoing, there will be linear interpolation (rounded to two decimal places) to derive the Achievement Percentage for any achieved CAGR that is between the Threshold Performance level and the Target Performance level, or between the Target Performance level and the Maximum Performance level. Any fractional Shares resulting from the application of the Achievement Percentage will be rounded down to the nearest whole Share. In the event that the Threshold Performance level (as indicated in the table below) for any Measurement Period is not achieved, the number of Earned PRSUs for that Measurement Period will be zero.

2.

Determination Date and Vesting; Change in Control. As soon as practicable after the end of each Measurement Period (but no later than February 25, 2024 for the First Measurement Period and February 25, 2025 for the Second Measurement Period), the Administrator shall determine the Company’s CAGR for the applicable Measurement Period, the resulting Achievement Percentage for the applicable Measurement Period and the number of PRSUs that are earned and become PRSUs for the applicable Measurement Period (the date of the Administrator’s determination (except as otherwise set forth in this Section 2), the “Determination Date”). The Earned PRSUs for the relevant Measurement Period shall vest on the corresponding Determination Date, subject to the Participant’s continued employment through such Determination Date.

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Notwithstanding the foregoing, in the event of a “merger or Change in Control” (within the meaning of Section 15(c) of the Plan):

(i)if such merger or Change in Control occurs before a Measurement Period has been completed:

(A)the number of PRSUs that become Earned PRSUs for such Measurement Period shall be based on an Achievement Percentage of 100%;

(B)notwithstanding such determination of the Achievement Percentage and the number of PRSUs that become Earned PRSUs for such Measurement Period, (1) if such Measurement Period is the First Measurement Period, the Determination Date for such Measurement Period shall be deemed to occur on February 25, 2024; and (2) if such Measurement Period is the Second Measurement Period, the Determination Date for such Measurement Period shall be deemed to occur on February 25, 2025; and

(C)the Earned PSUs for such Measurement Period shall vest on the corresponding Determination Date, subject to the Participant’s continued employment through such Determination Date; and

(ii)if such merger of Change in Control occurs after a Measurement Period has been completed but before the Determination Date for such Measurement Period:

(A)the Administrator shall determine the Company’s CAGR for the applicable Measurement Period, the resulting Achievement Percentage for the applicable Measurement Period and the number of PRSUs that are earned and become Earned PRSUs for the applicable Measurement Period prior to the consummation of such merger or Change in Control;

(B)the Determination Date for such Measurement Period shall be deemed to occur on the date of such merger or Change in Control; and

(C)the Earned PRSUs for such Measurement Period shall vest on the date of such merger of Change in Control, subject to the Participant’s continued employment through such merger of Change in Control.

Any target PRSUs from a Measurement Period that do not become Earned PRSUs on the Determination Date applicable to such Measurement Period shall be immediately forfeited.

3.

Continued Employment.  Unless otherwise provided in any employment, severance or similar contract with the Participant, to the extent that the Participant experiences a Termination of Service before any Determination Date, any PRSUs that have not yet become Earned PRSUs shall immediately be forfeited.

4.

Adjustments; Discretion.  The Performance Goals may be adjusted by the Committee to exclude the impact, if any, of a disposition of any of the Company’s business units or assets (or disposed part thereof) during the Measurement Period or acquisition of any business or assets during the Measurement Period. In the event of a disposition or an acquisition of the type described in the immediately preceding sentence, adjustments to the Performance Goals shall be made as reasonably determined by the Committee.  The Committee shall have sole and exclusive authority and discretion to make all determinations and resolve all ambiguities, questions and disputes relating to the calculation of the Performance Goals and the level of earning and vesting of the PRSUs.  With respect to the determination of CAGR, the Committee may, in its discretion, modify or adjust such performance objectives or related level of achievement in accordance with the terms of the Plan.

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